EXHIBIT 99.1

WestRock Announces Extension of Exchange Offers for its 3.000% Senior Notes due 2024, 3.750% Senior Notes due 2025, 4.650% Senior Notes due 2026, 3.375% Senior Notes due 2027, 4.000% Senior Notes due 2028 and 4.900% Senior Notes due 2029

ATLANTA, Feb. 11, 2019 (GLOBE NEWSWIRE) -- WestRock (NYSE: WRK) announced today an extension of the offers (the “exchange offers”) to exchange all of WRKCo Inc.’s outstanding 3.000% Senior Notes due 2024 (the “Original 2024 Notes”) for its 3.000% Senior Notes due 2024, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”); 3.750% Senior Notes due 2025 (the “Original 2025 Notes”) for its 3.750% Senior Notes due 2025, which have been registered under the Securities Act; 4.650% Senior Notes due 2026 (the “Original 2026 Notes”) for its 4.900% Senior Notes due 2026, which have been registered under the Securities Act; 3.375% Senior Notes due 2027 (the “Original 2027 Notes”) for its 3.375% Senior Notes due 2027, which have been registered under the Securities Act; 4.000% Senior Notes due 2028 (the “Original 2028 Notes”) for its 4.000% Senior Notes due 2028, which have been registered under the Securities Act; and 4.900% Senior Notes due 2029 (the “Original 2029 Notes” and, together with the Original 2024 Notes, the Original 2025 Notes, the Original 2026 Notes, the Original 2027 Notes and the Original 2028 Notes, the “Original Notes”) for its 4.900% Senior Notes due 2029, which have been registered under the Securities Act. All other terms of the exchange offers, as described in the prospectus dated February 4, 2019 (the “Prospectus”) and the related letter of transmittal, remain unchanged.

On February 8, 2019, WestRock filed its Report on Form 10-Q for the first quarter of fiscal year 2019.  As a result, WestRock is extending the exchange offers to comply with the applicable tender offer rules. The exchange offers were scheduled to expire at midnight, one minute after 11:59 p.m. EST on February 13, 2019. The exchange offers will now expire at midnight, one minute after 11:59 p.m. EST on February 15, 2019, unless further extended by WestRock. As of 5:00 p.m. EST on February 8, 2019, approximately $63,958,000 in aggregate principal amount of the Original 2024 Notes, $130,372,000 in aggregate principal amount of the Original 2025 Notes, $227,478,000 in aggregate principal amount of the Original 2026 Notes, $129,069,000 in aggregate principal amount of the Original 2027 Notes, $55,073,000 in aggregate principal amount of the Original 2028 Notes and $240,634,000 in aggregate principal amount of the Original 2029 Notes have been tendered and not withdrawn in the exchange offers.

Holders of the Original Notes may obtain the Prospectus and related letter of transmittal through The Bank of New York Mellon Trust Company, N.A., which is serving as the exchange agent in connection with the exchange offers. The Bank of New York Mellon Trust Company, N.A.’s address and telephone number are as follows:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent
c/o The Bank of New York Mellon Corporation
Issuer & Loan Services / CSD – Reorg
111 Sanders Creek Parkway
East Syracuse, NY 13057
Attention: Eric Herr
Telephone: (315) 414-3362

This press release shall not constitute an offer to exchange nor a solicitation of an offer to exchange the Original Notes. The exchange offers are being made only pursuant to the Prospectus and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

About WestRock
WestRock (NYSE: WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at  www.westrock.com.

CONTACT:

Investors:	Media:
James Armstrong, 470-328-6327	John Pensec, 470-328-6397
Vice President, Investor Relations	Director, Corporate Communications
james.armstrong@westrock.com	john.pensec@westrock.com

John Stakel, 678-291-7901
Senior Vice President, Treasurer
john.stakel@westrock.com